UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 1, 2020

(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.

Hercules, California 94547

(Address of principal executive offices, including zip code)

(510) 724-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.0001 per share	BIO	New York Stock Exchange
Class B Common Stock, Par Value $0.0001 per share	BIOb	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Principal Accounting Officer:

On April 1, 2020, the Company announced the appointment of Ajit Ramalingam as the Company’s Senior Vice President, Chief Accounting Officer (including as principal accounting officer), effective April 1, 2020. Mr. Ramalingam will be reporting to the Company’s Executive Vice President and Chief Financial Officer, Ilan Daskal.

Mr. Ramalingam has over twenty years of experience in accounting and financial management roles. Prior to joining the Company, Mr. Ramalingam, age 47, was the Vice President & Corporate Controller of Logitech, Inc., a manufacturer of computer peripherals and software, from October 2018 to March 2020. From 2016 through 2018, Mr. Ramalingam was the AVP Worldwide Controller of BroadSoft, Inc., a global communication software and service provider that was purchased by Cisco Systems in 2018, and from 2013 to 2016 he was the Senior Director, US Controller of BroadSoft. Prior to that, from 2005 to 2012, Mr. Ramalingam worked at PricewaterhouseCoopers, LLP as Senior Manager, Assurance.

The Company and Mr. Ramalingam entered into an employment offer letter providing for, among other things, an annual base salary of $390,000 per year, a sign-on bonus of $200,000 (less taxes) that is payable within thirty days of his hire date, and a 2020 target cash bonus under the Company’s corporate incentive bonus plan of 45% of his eligible earnings, with this cash bonus to be pro-rated based on his time in the position. Within thirty days of his hire date, the Company’s Board of Directors will grant Mr. Ramalingam a $500,000 valued grant of restricted stock units, and he will be eligible to receive a $500,000 valued grant of equity in September 2020.

There are no arrangements or understandings between Mr. Ramalingam and any person other than the Company pursuant to which he was appointed as Senior Vice President, Chief Accounting Officer. There is no family relationship between Mr. Ramalingam and any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company. Mr. Ramalingam has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Retirement of James R. Stark:

As previously disclosed, on February 25, 2020, James R. Stark the Vice-President, Controller of Bio-Rad Laboratories, Inc. (the “Company”) and the Company’s principal accounting officer, notified the Company of his plans to retire from the Company, effective June 5, 2020. Mr. Stark retired from his position as Vice-President, Controller effective March 31, 2020 but will continue to be employed by the Company until June 5, 2020 to assist with the transition of matters to his successor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:	April 6, 2020	By:	/s/ Ilan Daskal
Ilan Daskal
Executive Vice President, Chief Financial Officer